UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2020
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Owens & Minor, Inc.
(Exact name of Registrant as specified in its charter)
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Virginia			54-1701843
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

9120 Lockwood Boulevard	Mechanicsville	Virginia	23116
(Address of principal executive offices)			(Zip Code)

Post Office Box 27626 Richmond, Virginia			23261-7626
(Mailing address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Explanatory Note:
On January 16, 2020, the Registrant filed with the Securities and Exchange Commission a Current Report on Form 8-K to report, among other things, its intention to sell its Movianto business to EHDH Holding Group.
This Amendment No. 1 on Form 8-K/A is being filed to include a copy of the Purchase Agreement as Exhibit 2.1 herewith.

Item 1.01	Entry Into a Material Definitive Agreement.

On April 6, 2020, Owens & Minor, Inc. (the "Company") entered into an Agreement (the “Purchase Agreement”) by and among Owens & Minor International Logistics, Inc. (the “Seller”), the Company (as Seller’s guarantor), Walden Group SAS (the “Buyer”) and EHDH (as Buyer’s guarantor). The Purchase Agreement provides for the sale to Buyer, subject to the terms and conditions of the Purchase Agreement, of the Company’s Movianto business, as well as certain support functions in the Company’s Dublin office (the “Divestiture”). The total price payable by Buyer for the Divestiture is $133 million in cash which is based upon a locked box calculation, with standard covenants provided against leakage in the period from the Locked Box Date (December 31, 2019) until the closing of the Divestiture.

The Company continues to believe that the Divestiture will close in the first half of 2020. However, due to the impact of the coronavirus (COVID-19) pandemic, there is a possibility that the closing will be delayed.

The closing of the Divestiture is subject to the satisfaction or waiver of a condition to closing, namely the completion of certain actions by the Company necessary to separate the Movianto business from the Company's remaining operations.

The Purchase Agreement contains customary representations, warranties and covenants from the Seller. The Purchase Agreement also contains certain customary termination rights for each of the Buyer and the Seller. The Purchase Agreement may be terminated by mutual consent of the Buyer and the Seller or, subject to certain conditions, by either the Buyer or the Seller if the closing of the Divestiture has not occurred prior to September 30, 2020, as it may be extended by either party in certain circumstances. The Purchase Agreement may also be terminated by either Company or the Seller if, subject to certain conditions, the other party is in material breach of its obligations in connection with the closing procedure set out in the Purchase Agreement and such breach would prevent the satisfaction of its closing conditions.

The Purchase Agreement contains various representations and warranties made by the parties solely for the benefit of the other parties to the Purchase Agreement. In addition, such representations and warranties (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by confidential disclosures made to the other parties in connection with the Purchase Agreement, (c) are subject to materiality qualifications contained in the Purchase Agreement that may differ from what may be viewed as material by investors, (d) were made both (i) as of the date of the Purchase Agreement and (ii) as at the closing date as specified in the Purchase Agreement, and (e) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the other party or its business. Investors should not rely on the representations or warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Movianto business, the Company, or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Form 10-Q and other documents that the Company files or has filed with the SEC.

At or before the closing of the Divestiture, Company and Buyer will enter into a transition services agreement with Buyer pursuant to which Company, Buyer and each company’s respective affiliates will provide to each other various transitional services, including, but not limited to, facilities, financial and business services, human resources, information technology and other support services. The services generally will commence on the closing date of the Divestiture and terminate no later than six months thereafter.

The Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company.  The Agreement contains warranties that the Company and Seller made to and solely for the benefit of the Buyer, and such warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  The assertions embodied in the warranties in the Agreement are qualified by information in a disclosure letter that the Company and Seller delivered in connection with the execution of the Agreement.  Accordingly, investors and security holders should not rely on the warranties as characterizations of the actual state of facts.  Moreover, information concerning the subject matter of the warranties may change after the date of the Agreement.

The foregoing description of the Purchase Agreement and the Divestiture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement filed herewith.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

2.1	Purchase Agreement, dated as of April 6, 2020 by and among EHDH Holding Group and Owens & Minor, Inc.*

* Certain exhibits and schedules to the Purchase Agreement have been redacted pursuant to Item 601(b)(2) of Regulation S-K, and where applicable, have been marked with "[***]" to indicate where redactions have been made. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: April 9, 2020	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Executive Vice President, General Counsel and Corporate Secretary